SCHEDULE 13D

CUSIP No. 69323 K 100	Page 9 of 9 Pages

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13D, dated March 12, 2014, with respect to the Common Stock of PCM, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13(d) under the Securities Exchange Act of 1934, as amended.

Dated March 12, 2014

By:	/s/ Firoz Lalji
Firoz Lalji

By:	/s/ Najma Lalji
Najma Lalji